UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Tessera Technologies, Inc.

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On May 3, 2013, Tessera Technologies, Inc. issued the following press release.

Contacts:

Rick Neely

Chief Financial Officer

408-321-6756

Chuck Burgess

The Abernathy MacGregor Group

212-371-5999

STARBOARD VALUE DISENFRANCHISES STOCKHOLDERS BY REFUSING

TESSERA TECHNOLOGIES’ PROPOSAL TO PROVIDE

UNIVERSAL PROXY CARD TO STOCKHOLDERS

SAN JOSE, Calif., May 3, 2013 — Tessera Technologies, Inc. (NASDAQ:TSRA) (“Tessera” or the “Company”) today announced that Starboard Value LLP (“Starboard”) has rejected a proposal from the Company whereby Tessera’s stockholders would have had the ability to vote on a universal proxy card for the Company’s 2013 Annual Meeting scheduled for May 23, 2013. In an April 29 letter to Starboard, which was publicly filed, the Company announced that it had expanded its Board by two seats and indicated it would not be nominating candidates of its own for those two seats, thereby effectively ensuring that Starboard would be represented on the Board by at least two directors. In addition, to create a mechanism by which the stockholders could easily and freely pick the eight nominees that they want to serve on the Company’s Board from both sets of nominees, the Company offered to construct a form of proxy that would allow all nominees – whether from the Board slate or the Starboard slate – to be listed on the same card and requested that Starboard consent to such a voting arrangement (as required under the rules of the Securities and Exchange Commission).

By rejecting Tessera’s proposal, however, Starboard is attempting to limit stockholder choice and to force a vote on its own proxy card if a stockholder wishes to vote for a Starboard nominee. Tessera believes that this rejection is a transparent attempt to manipulate the outcome of the election.

“We are disappointed that Starboard has chosen a course of action that is diametrically opposed to good corporate governance and full stockholder enfranchisement,” said Richard S. Hill, Chairman and Interim CEO. “By refusing to allow its nominees to be named on the universal form of proxy, Starboard is attempting to preclude stockholders from choosing the eight nominees they want on the Tessera Board, and is instead forcing stockholders to choose either the Starboard card or the Tessera card. This decision can only be interpreted as an indication that Starboard’s nominees are only willing to serve on our board if elected on the Starboard proxy card – a perplexing position since nominees who are truly interested in serving in the best interest of all stockholders would be willing to serve regardless of the mechanism by which they are elected. This position begs the question of what Starboard’s nominees’ real motivation is to serve on the Board of Tessera.”

The company reiterates its belief that its six nominees are best qualified to maximize stockholder value, minimize disruption and allow the company to execute on the corporate strategy presented on the April 25th earnings call as well as in its other stockholder materials filed with the Securities and Exchange Commission.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s strategic plans, market opportunities, financial targets, value creation and stockholder returns. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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